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                                                                       EXHIBIT 5

        [Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. letterhead]

                                                                October 21, 2005

Caliper Life Sciences, Inc.
68 Elm Street
Hopkinton, Massachusetts 01748

Ladies and Gentlemen:

We have acted as counsel to Caliper Life Sciences, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, an aggregate of 3,701,383 shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"), which may be sold by the selling stockholders named in the prospectus included in the Registration Statement (the "Selling Stockholders"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Shares, when sold by the Selling Stockholders pursuant to the Registration Statement (including any Prospectus or Prospectus Supplement relating thereto) will be validly issued, fully paid and non-assessable.

Our opinion is limited to the applicable provisions of the Delaware Constitution and the General Corporation Law of the State of Delaware ("Delaware Law"), judicial decisions interpreting Delaware Law, and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                Very truly yours,

                                         MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND
                                         POPEO, P.C.